UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) May 22, 2018

DHI Group, Inc.

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE

(State or Other Jurisdiction of Incorporation)

001-33584	20-3179218
(Commission File Number)	(IRS Employer Identification No.)

1040 AVENUE OF THE AMERICAS, 8TH FLOOR, NEW YORK, NEW YORK	10018
(Address of Principal Executive Offices)	(Zip Code)

(212) 725-6550

(Registrant's Telephone Number, Including Area Code)

NOT APPLICABLE

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934
(§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to
Section 13(a) of the Exchange Act. ☐

ITEM 5.07.    Submission of Matters to Vote of Security Holders.
On May 22, 2018, the Company held its 2018 annual meeting of stockholders (the "Annual Meeting"). At the Annual Meeting the stockholders re-elected three Class II directors as described below.
The matters voted upon at the Annual Meeting were: (1) the re-election of three Class II directors; (2) the ratification of the selection of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2018; and (3) the approval, on an advisory basis, of the compensation of the Company's named executive officers.
The three nominees for election to the board of directors (Art Zeile, Jim Friedlich and Golnar Sheikholeslami) were each elected to serve for a three-year term (with the term expiring at the Company's 2021 annual meeting of stockholders). The results of the voting were as follows:

Nominees	For	Against	Abstain	Broker Non-Votes
Art Zeile	36,546,123	343,757	41,316	6,629,194
Jim Friedlich	35,984,899	862,576	83,721	6,629,194
Golnar Sheikholeslami	35,687,377	1,160,103	83,716	6,629,194
The proposal to ratify the selection of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the year ending December 31, 2018 was approved. The results of the voting were as follows:

For	Against	Abstain	Broker Non-Votes
42,925,878	528,443	106,069	—

A majority of stockholders voting at the Annual Meeting approved, on an advisory basis, the compensation of the Company's named executive officers. The results of the voting were as follows:

For	Against	Abstain	Broker Non-Votes
34,906,348	1,949,603	75,245	6,629,194

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DHI GROUP, INC.

Date:	May 29, 2018	By: /S/ Brian P. Campbell
Name: Brian P. Campbell
Title: Vice President, Business and Legal Affairs and General Counsel